UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	MAY 7, 2008
NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA		M9C 5K1

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	905-863-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)	At the annual meeting of shareholders of Nortel Networks Corporation (“Nortel”) held on May 7, 2008, the following amendments to the Nortel 2005 Stock Incentive Plan, As Amended and Restated (the “SIP”) were approved by Nortel’s shareholders in accordance with the rules of the Toronto Stock Exchange and the New York Stock Exchange and the terms of the SIP: (1) an increase in the number of Nortel common shares issuable under the SIP by 14 million from 12.2 million to 26.2 million; (2) the addition of certain additional types of amendments to the SIP or awards under it requiring shareholder approval; and (3) amendments to reflect current market practices with respect to blackout periods. The Board of Directors of Nortel previously approved the amendments subject to shareholder approval.

The SIP, amended as described above, was filed as Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2008 and is incorporated by reference herein.

Nortel owns all of the registrant’s common shares and the registrant is Nortel’s principal direct operating subsidiary.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED
By:	/s/ Gordon A. Davies
Gordon A. Davies
Deputy General Counsel and Corporate Secretary

By:	/s/ Tracy S.J. Connelly McGilley
Tracy S.J. Connelly McGilley
Assistant Secretary

Dated:  July 30, 2008